Exhibit 99.1

Akesis Pharmaceuticals Names Carl LeBel as President and Chief Operating Officer

SAN DIEGO—June 30, 2008—(BUSINESS WIRE)—Akesis Pharmaceuticals, Inc. (OTCBB:AKES - News), an emerging diabetes drug-development company, today announced it has named Carl LeBel, Ph.D., as president and chief operating officer. Dr. LeBel has served on Akesis’ board of directors since December 2007. The company stated that current president, Jay Lichter, Ph.D., will retain the position of chief executive officer and add the title of chairman of the board of directors.

“The current level of Company activity around our AKP-020 program for the treatment of Type 2 diabetes requires additional management resources, and we are very pleased that Carl LeBel will now be directly involved in the day-to-day progress of our research studies and trials, along with other business development initiatives,” said Lichter.

Dr. LeBel has more than 18 years of experience as a biopharmaceutical industry executive, including 14 years at Amgen Inc. where he was an executive director for program management and strategic operations. Most recently his responsibilities at Amgen included overseeing global cross-functional program activities for a late-stage development candidate in osteoporosis. He has an extensive background in the area of metabolic diseases, including direct experience in the conduct of clinical trials in diabetes and obesity. Prior to joining Amgen, Dr. LeBel held preclinical development positions at Arthur D. Little Inc. and Alkermes Inc. from 1990 to 1993. He holds a B.S. in Chemistry from the University of Detroit, a Ph.D. in Biomedical Sciences/Toxicology from Northeastern University, and was a National Institute of Environmental Health Sciences postdoctoral fellow in Community and Environmental Medicine at the University of California, Irvine. He is also a director at Ash Stevens Inc., a privately held pharmaceutical contract manufacturer.

About Akesis Pharmaceuticals

Akesis Pharmaceuticals has a pipeline of innovative oral product candidates for the treatment of diabetes and related metabolic disorders. These product candidates are supported by issued and filed U.S. patents for both prescription and over-the-counter treatments that combine anti-diabetic trace minerals with certain classes of diabetes oral agents. Akesis’ product candidates have demonstrated preliminary evidence of efficacy in lowering and controlling blood glucose levels in patients with Type 2 diabetes. Blood sugar control via oral drugs represents a market opportunity in the billions of dollars, as reports indicate that approximately 20 million people suffer from diabetes in the United States alone. More information can be found at www.akesis.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “will,” “expects,” “should,” “believes,” “anticipates,” or words or phrases of similar meaning. Examples of such statements include statements relating to the Company’s plans regarding the development of AKP-020. Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in Akesis’ filings with the Securities and Exchange Commission, including Akesis’ most recent annual report on Form 10-KSB and quarterly reports on Form 10-Q. These forward-looking statements are only made as of the date of this press release, and Akesis does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Akesis Pharmaceuticals, Inc.

Jay Lichter, Ph.D., President & CEO

858-454-4311

jlichter@akesis.com

or

Lippert/Heilshorn & Associates

Don Markley, 310-691-7100

dmarkley@lhai.com